UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014 (May 8, 2014)

RREEF Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	333-180356 (Commission File Number)	45-4478978 (I.R.S. Employer Identification No.)

345 Park Avenue, 26th Floor, New York, NY 10154
(Address of principal executive offices, including zip code)

(212) 454-6260
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2014, RREEF Property Trust, Inc. (the “Company”) held its annual meeting of stockholders at 345 Park Avenue, 26th floor, New York, New York, 10154. Stockholders representing 1,391,685 shares, or 57% of the outstanding shares of the Company’s common stock, $0.01 par value per share, outstanding as of March 21, 2014, were present in person or were represented at the meeting by proxy.

The purpose of this meeting was to consider and vote upon the following two proposals:

1.	To elect seven individuals to the board of directors for the ensuing year and until their respective successors are elected and qualify; and

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

At the annual meeting, the stockholders elected all seven director nominees and ratified the appointment of KPMG LLP. The votes cast with respect to each proposal were as follows:

	Votes For	Votes Withheld	Total
Proposal 1: Election of Directors
W. Todd Henderson	1,391,685	—	—
James N. Carbone	1,391,685	—	—
Marc L. Feliciano	1,391,685	—	—
Murray J. McCabe	1,391,685	—	—
Deborah H. McAneny	1,391,685	—	—
M. Peter Steil, Jr.	1,391,685	—	—
Charles H. Wurtzebach, Ph.D.	1,391,685	—	—
	Votes For	Votes Against	Abstentions
Proposal 2: Ratification of Appointment of KPMG LLP	1,391,685	—	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ Julianna S. Ingersoll
Name:	Julianna S. Ingersoll
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 14, 2014